Exhibit 99.1

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	Adopt the Agreement and Plan of Merger, dated as of July 30, 2014, as it may be amended from time to time, by and among GFI Group Inc., a Delaware corporation, CME Group Inc., a Delaware corporation, Commodore Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of CME Group Inc., and Commodore Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of CME Group Inc. (the "GFI Merger Agreement").	☐	☐	☐
2	Approve, by non-binding, advisory vote, certain compensation arrangements for GFI Group Inc.'s named executive officers in connection with the merger and the related transactions contemplated by the GFI Merger Agreement.	☐	☐	☐
3	Approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the GFI Merger Agreement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000221015_1 R1.0.0.51160

0000221015_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com . Proxy - GFI GROUP INC. Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders to be held on [ * ] at [ * ] E.S.T. The undersigned stockholder of GFI Group Inc. ("GFI") hereby appoints Michael Gooch and Christopher D'Antuono and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders to be held at [ * ] at [ * ] Eastern Standard Time on [ * ] and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of GFI held or owned by the undersigned on [ * ] in accordance with the directions indicated herein. THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF GFI GROUP INC. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side